Exhibit 99.1

Zymeworks to Participate in Upcoming Investor Conferences and Events

Vancouver, British Columbia (February 10, 2021) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, announced today that management will participate in five upcoming virtual investor conferences.

•	Guggenheim Healthcare Talks Oncology Days, February 11-12, 2021. Zymeworks will be participating in the event; there is no public presentation.

•	SVB Leerink’s 10th Annual Global Healthcare Conference, February 22-26, 2021. Zymeworks will be participating in the conference, there is no public presentation.

•	Raymond James’ 42nd Annual Institutional Investor Conference, March 1-3, 2021. Zymeworks will be participating in the conference; there is no public presentation.

•	Barclays’ Global Healthcare Conference, March 9-11, 2021. Zymeworks is presenting on Thursday, March 11, 2021 at 1:15 p.m. ET.

•	Citi’s 2021 Winter West Coast Biotech Virtual Bus Tour, March 16-17, 2021. Zymeworks will be participating in the event; there is no public presentation.

Interested parties can access a live webcast of the Barclays presentation via a link from Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations, which will also host a recorded replay available afterwards.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab (ZW25), is a novel Azymetric™ bispecific antibody which has been granted Breakthrough Therapy designation by the FDA and is currently enrolling in a pivotal clinical trial for refractory HER2-amplified biliary tract cancer (HERIZON-BTC-01) as well as several Phase 2 clinical trials for HER2-expressing gastroesophageal and breast cancers. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2-targeting antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com